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EXHIBIT 32

Section 1350 Certifications

        Each of the undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, in his or her capacity as an officer of Video Display Corporation, that, to his or her knowledge, the Quarterly Report of Video Display Corporation on Form 10-Q for the period ended November 30, 2003 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of Video Display Corporation. This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 10-Q. A signed original of this statement will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: January 14, 2004	By:	/s/ RONALD D. ORDWAY Ronald D. Ordway Chief Executive Officer
Date: January 14, 2004	By:	/s/ CAROL D. FRANKLIN Carol D. Franklin Chief Financial Officer

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Section 1350 Certifications